St. Paul Travelers Companies
ST PAUL                                           385 Washington Street
TRAVELERS                                         St. Paul, MN 55102-1396
                                                  www.stpaultravelers.com

News Release

     St. Paul Travelers Estimates Hurricane Ivan Losses; Company Schedules
               Third Quarter Earnings Release, Conference Call

SAINT PAUL, Minn.--Oct. 6, 2004--St. Paul Travelers (NYSE:STA) announced today that it estimates losses from Hurricane Ivan to be approximately $94 million, after tax and reinsurance, attributable to the company's reportable business segments as follows:

-- Commercial, approximately $49 million;
-- Specialty, approximately $26 million; and -- Personal, approximately $19 million.

These estimated losses are expected to reduce the company's diluted earnings per share for the third quarter of 2004 by approximately $0.14. Including the previously announced loss estimates from Hurricanes Charley and Frances, the combined losses from all three hurricanes are expected to reduce the company's diluted earnings per share for the third quarter of 2004 by a total of approximately $0.45. Estimated losses from Hurricane Jeanne are currently not available.

St. Paul Travelers expects to release complete third-quarter 2004 earnings after the market closes on Wednesday, Oct. 27, 2004. The news release and supplemental financial information will be available subsequently on the company's Web site at www.stpaultravelers.com. The quarterly conference call, which will include a review of third-quarter 2004 financial results, will be held at 9 a.m. EDT (8 a.m. CDT) Thursday, Oct. 28. The call will be available in live audio on the investor section of the St. Paul Travelers Web site.

St. Paul Travelers is a leading provider of property casualty insurance and asset management services. For more information, visit www.stpaultravelers.com.

Forward-Looking Statements

Within the meaning of the Private Securities Litigation Reform Act of 1995, all statements in this press release other than statements of historical facts are "forward-looking statements" that may involve risks and uncertainties. Actual results of matters addressed in these forward-looking statements may differ substantially from those expressed or implied. For a discussion of factors that could cause actual results to differ, please see the comments under the heading 'Forward-Looking Statements' in the company's most recent quarterly report on Form 10-Q filed with the Securities and Exchange Commission.

CONTACT: St. Paul Travelers, Saint Paul
Media:
Shane Boyd, 651-310-3846
or
Marlene Ibsen, 860-277-9039
or
Institutional Investors:

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Maria Olivo, 860-277-8330
or
Chuck Chamberlain, 860-954-3134
or
Individual Investors:
Marc Parr, 860-277-0779